Exhibit (l)(2)

November 30, 2005

Aberdeen Australia Equity Fund, Inc.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Re:	Aberdeen Australia Equity Fund, Inc.: Registration Statement on
Form N-2 (1933 Act file no. 333-127305,

Ladies and Gentlemen:

We have acted as Maryland counsel to Aberdeen Australia Equity Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with the registration of 3,975,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company, which may be sold by Bankgesellschaft Berlin AG, a German banking organization which is a corporation formed under the laws of the Federal Republic of Germany (the “Selling Stockholder”). The Shares are covered by the above referenced Registration Statement, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and all amendments thereto (the “Registration Statement”), relating to the Shares and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The bylaws of the Company in effect at all relevant times, certified as of the date hereof by an officer of the Company;

Aberdeen Australia Equity Fund, Inc.

November 30, 2005

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company relating to the authorization of the sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Aberdeen Australia Equity Fund, Inc.

November 30, 2005

5. The Selling Stockholder has not at any time participated in the Company’s Dividend Reinvestment and Cash Purchase Plan. The Selling Stockholder has not purchased shares of Common Stock of the Company that were issued after January 1, 1998.

6. As of the date hereof, the Selling Stockholder is the beneficial owner or record holder of at least 3,795,000 outstanding shares of Common Stock of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and the Shares are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. Dechert LLP, counsel to the Company, may rely on this opinion in connection with its opinion filed as an exhibit to the Registration Statement.

Very truly yours,

Aberdeen Australia Equity Fund, Inc.

November 30, 2005

41816-220230